UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2016

ARIAD Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36172	22-3106987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Landsdowne Street, Cambridge, Massachusetts		02139
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 494-0400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

Frank G. Haluska, M.D., Ph.D., the Senior Vice President, Clinical Research and Development and Chief Medical Officer of ARIAD Pharmaceuticals, Inc. (the “Company”), has resigned from the Company, effective as of May 6, 2016, to take a position as chief executive officer of an oncology company. Sergio Santillana, M.D., the Company’s Vice President, Clinical R&D, has been appointed as Acting Chief Medical Officer, effective upon Dr. Haluska’s departure, and reporting to Timothy P. Clackson, Ph.D., President of Research and Development and Chief Scientific Officer.

Thomas J. DesRosier, Esq., the Company’s Executive Vice President, Chief Legal and Administrative Officer and Secretary, has resigned from the Company, effective as of April 30, 2016, to pursue other opportunities. Scott A. Samuels, Esq., the Company’s Assistant General Counsel, has been appointed as Acting General Counsel and Secretary, effective upon Mr. DesRosier’s departure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIAD Pharmaceuticals, Inc.

By:	/s/ Manmeet S. Soni
Manmeet S. Soni
Executive Vice President, Chief Financial Officer and Treasurer

Date: April 25, 2016